UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 430-1520

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

CÜR Media, Inc., a Delaware corporation (the "Company"), has requested withdrawal of its Registration Statement on Form S-1 (File No. 333-206318), originally filed with the Securities and Exchange Commission on August 12, 2015, which contemplated a public offering and corresponding uplisting to The NASDAQ Capital Market. The Company is actively seeking sources of equity or debt financing, which may include a bridge financing and/or a public offering, in order to support its operations, as it currently does not have sufficient cash to meet its operating needs. The Company cannot be sure that this additional financing will be available on acceptable terms, or at all. If additional funds are raised through the issuance of equity securities, the percentage ownership of the Company's existing shareholders will be reduced, the Company's shareholders may experience additional dilution in net book value, and such equity securities may have rights, preferences, or privileges senior to those of the Company's existing shareholders. Any debt financing, if available, may involve restrictive covenants, which may limit the Company's operating flexibility with respect to business matters, and may have rights, preferences, or privileges senior to those of the Company's existing debtholders. If adequate funds are not available on acceptable terms, or at all, the Company will need to curtail operations, or cease operations completely.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: February 18, 2016	By:	/s/ Thomas Brophy
	Name:	Thomas Brophy
	Title:	Chief Executive Officer